Exhibit 4.5

Series A Preferred Shares

Certificate No.

EMPEIRIA ACQUISITION CORP.

A Delaware Corporation

THIS CERTIFIES THAT                              is the record holder of                              shares of Series A Preferred Stock of Empeiria Acquisition Corp. (the “Corporation”) transferable only on the share register of the Corporation by the holder, in person or by such holder’s duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Second Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Corporation, and any amendments thereto, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of said Second Amended and Restated Articles of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

The Preferred Shares will not vote, are not convertible into Common Shares and will accrue cumulating dividends at a rate of 16% per annum, which will be payable only with additional Preferred Shares.

The Corporation will furnish without charge to each shareholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this          day of                             .

Alan B. Menkes	Joseph Fong
Chief Executive Officer and Director	Chief Financial Officer

Par value $0.0001

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                             SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Par value $0.0001